UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 4, 2015

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California  90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

AECOM (the “Company”) held its annual meeting of stockholders (the “2015 Annual Meeting”) on March 4, 2015.  The stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated January 23, 2015 and filed with the U.S. Securities and Exchange Commission.  Results of votes with respect to the proposals submitted at the 2015 Annual Meeting are set forth below.

Proposal 1:  Election of four Class I Directors to the Company’s Board of Directors to serve until the Company’s 2016 annual meeting of stockholders and until the election and qualification of their respective successors:

	FOR	WITHHELD	NON-VOTES
James H. Fordyce	95,852,217	30,106,955	9,243,626
Linda Griego	95,739,421	30,219,751	9,243,626
William G. Ouchi	94,803,564	31,155,608	9,243,626
Douglas W. Stotlar	125,671,754	287,417	9,243,626

Proposal 2:  Ratification of the appointment of the firm of Ernst & Young LLP as the Company’s auditor for the fiscal year ending September 30, 2015:

FOR	AGAINST	ABSTAIN	NON-VOTES
133,919,675	1,163,850	119,273	0

Proposal 3:  Approval, by non-binding vote, of the Company’s executive compensation:

FOR	AGAINST	ABSTAIN	NON-VOTES
88,433,866	37,333,658	191,647	9,243,626

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM

Dated: March 6, 2015	By:	/s/ DAVID Y. GAN
David Y. Gan
Senior Vice President, Assistant General Counsel